EXHIBIT 99.1
The Timken Company
Media Contact: Jeff Dafler
Manager — Global Media &
Government Relations
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Facsimile: (330) 471-7032
jeff.dafler@timken.com
Investor Contact: Steve Tschiegg
Manager — Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For Additional Information:
www.timken.com/media
www.timken.com/investors
NEWS RELEASE
Timken Receives Disbursement
Under U.S. Trade Law
     CANTON, Ohio — Dec. 2, 2005 — The Timken Company (NYSE: TKR) today announced that it received approximately $81 million under the U.S. Continued Dumping and Subsidy Offset Act (CDSOA) for 2005. Timken will apply the entire amount toward funding the company’s U.S. pensions.
     CDSOA provides the authority for U.S. Customs to distribute antidumping duties directly to U.S. producers harmed by unfair trade that have continued to invest in their technology, equipment and people. A leading provider of friction management and power transmission solutions, Timken received a distribution under CDSOA based on the company’s consistent investments to remain competitive in the face of continued dumping of bearings.
About The Timken Company
     The Timken Company (NYSE: TKR) (http://www.timken.com) keeps the world turning, with innovative ways to make customers’ products run smoother, faster and more efficiently. Timken’s highly engineered bearings, alloy steels and related products and services turn up everywhere. With operations in 27 countries, sales of $4.5 billion in 2004 and 26,000 employees, Timken is Where You Turn™ for better performance.
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